Exhibit T3B.145

ASSIGNMENT AND ASSUMPTION OF CONTRIBUTED INTERESTS

(Mid Rivers Land)

THIS ASSIGNMENT AND ASSUMPTION OF CONTRIBUTED INTERESTS (this “Agreement”) is made effective as of July 28, 2008, by and between CW JOINT VENTURE, LLC, a Delaware limited liability company (“Contributor”), and CBL SUBREIT, INC., a Maryland corporation (“SubREIT”), and is acknowledged and agreed to by CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (“CBL LP”), WESTFIELD AMERICA LIMITED PARTNERSHIP, a Delaware limited partnership (“WALP”), and ST. CLAIR SQUARE GP, INC., an Illinois corporation (“St. Clair”).

RECITALS

WHEREAS, Contributor owns one hundred percent (100%) of the authorized, issued and outstanding limited liabillty company interests (the “Contributed Interests”) in Mid Rivers Land LLC, a Delaware limited liability company (“Property Owner”).

WHEREAS, Property Owner is governed by that certain Amended and Restated Limited Liability Company Agreement of Property Owner dated as of October 16, 2007 (the “Property Owner’s LLC Agreement”).

WHEREAS, (i) Contributor desires to contribute and convey all of the Contributed Interests to the SubREIT and to cease to be a member of Property Owner in exchange for the issuance of one hundred percent (100%) of the common stock and seven hundred ten (710) shares of preferred stock in SubREIT, and (ii) SubREIT desires to so issue the said shares of common stock and preferred stock to Contributor and to accept such contribution and conveyance of all of the Contributed Interests by Contributor and to be admitted as a member of Property Owner.

WHEREAS, reference is hereby made to that certain First Amended and Restated Limited Liability Company Agreement of CW Joint Venture, LLC dated as of October 16, 2007, by and among the CBL LP, WALP and St. Clair, as amended by that certain First Amendment dated as of November 15, 2007, and by that certain Second Amendment dated as of April 12, 2008 (“Contributor’s LLC Agreement”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Contributor’s LLC Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    Effective as of the date hereof, Contributor hereby unconditionally assigns, sets over, and transfers to SubREIT, all of its right, title and interest in and to the Contributed Interests (the “Assignment”), free and clear of any liens of any nature whatsoever. Effective as of the date hereof, SubREIT hereby unconditionally accepts the Assignment by Contributor, assumes all obligations and liabilities related to the Contributed Interests and agrees to be bound by the terms and conditions of the Property Owner’s LLC Agreement. Effective simultaneously with the Assignment, SubREIT is hereby admitted as the sole member and “Chief Manager” (as defined in the Property Owner’s LLC Agreement) of Property Owner, and is bound by the Property Owner’s LLC Agreement. Immediately following such admission, Contributor hereby ceases to be a member and the “Chief Manager” of Property Owner, and Property Owner shall continue without dissolution.

2.    Contributor certifies that it has full power to make this Assignment under the Property Owner’s LLC Agreement, that this Assignment is being made in compliance with said Property Owner’s LLC Agreement and that the Contributed Interests have not otherwise been conveyed, sold, transferred, encumbered, pledged, hypothecated or assigned.

3.    This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflicts of laws principles.

4.    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

5.    Any notice required or permitted to be given under this Agreement shall be in writing and shall be sent as set forth in the Contributor’s LLC Agreement.

6.    This Agreement may be amended or modified only by a written instrument executed by the party asserted to be bound thereby.

7.    This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

8.    If litigation or any other action is required by either Contributor or SubREIT to enforce or interpret the terms of this Agreement, the prevailing party in such litigation or other action shall, in addition to all other relief granted or awarded by the court or arbitrator, be awarded costs and reasonable attorneys’ fees, charges and disbursements (including those of in-house counsel) and expert witness fees and costs incurred by reason of such litigation or other action and those incurred in preparation thereof at both the trial and appellate levels.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CONTRIBUTOR:

CW JOINT VENTURE, LLC, a Delaware limited liability company

By:	CBL & Associates Limited Partnership, its Manager

	By :	CBL Holdings I, Inc., its general partner

By:	/s/ JOHN N. FOY
Name:	JOHN N. FOY
Title:	Vice Chairman of the Board and Chief Financial Officer

SUBREIT:
CBL SUBREIT, INC., a Maryland corporation

By:	/s/ JOHN N. FOY
Name:	JOHN N. FOY
Title:	Vice Chairman of the Board and Chief Financial Officer

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ACKNOWLEDGED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

WESTFIELD AMERICA LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Westfield U.S. Holdings, LLC, its general partner

By:	/s/ Elizabeth P. Satterthwaite
Name:	Elizabeth P. Satterthwaite
Title:	Senior Vice President and Assistant Secretary

ST. CLAIR SQUARE GP, INC., an Illinois corporation

By:
Name:
Title:

CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership

By:	CBL Holdings I, Inc., its general partner

By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

WESTFIELD AMERICA LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Westfield U.S. Holdings, LLC, its general partner

By:
Name:
Title:

ST. CLAIR SQUARE GP, INC., an Illinois corporation
	By:	/s/ John N. Foy
	Name:	John N. Foy
	Title:	Vice Chairman of the Board and Chief Financial Officer

CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership

By:	CBL Holdings I, Inc., its general partner
	By:	/s/ John N. Foy
	Name:	John N. Foy
	Title:	Vice Chairman of the Board and Chief Financial Officer

AGREEMENT AND

PLAN OF MERGER

This Agreement and Plan of Merger (hereinafter called the “Plan”) dated this 15th day of April, 2011, is entered into by and between MID RIVERS MALL LLC, a Delaware limited liability company (“Mid Rivers Mall”), MID RIVERS LAND LLC II, a Delaware limited liability company (“Mid Rivers Land II”) and MID RIVERS LAND LLC, a Delaware limited liability company (the “Survivor”).

1.    Merger. Mid Rivers Mall and Mid Rivers Land II shall be merged with and into the Survivor in accordance with the laws of the State of Delaware. Survivor will be the surviving entity of the Merger. The name of the surviving entity shall be Mid Rivers Land LLC.

2.    Cessation of Business. At the effective time of the Merger, Mid Rivers Mall and Mid Rivers Land II shall cease to be a going concern and all of their assets and liabilities shall become the assets and liabilities of the Survivor.

3.    Effect on Membership Interest.

(a)     Mid Rivers Mall, Mid Rivers Land II and the Survivor are owned by the same entity and in the same proportions. Accordingly, the Merger will not affect or change the respective percentage interests held by the members of Survivor. At the effective time of the Merger, the membership interest of each member of Mid Rivers Mall and Mid Rivers Land II shall be converted into a membership interest in Survivor with the same percentage of ownership therein as such member owned in Mid Rivers Mall and Mid Rivers Land II immediately prior to the Merger, and the corresponding interest previously held by such entity as a member of the Survivor prior to the Merger shall be reduced to zero, with the result that following the Merger no change will have been made in the relative percentage interests in Survivor owned by its members.

(b)     No cash or other monetary consideration shall be payable or distributable to the former members of Mid Rivers Mall and Mid Rivers Land II or to the members of Survivor in connection with such Merger.

4.    Charter Documents. The Certificate of Formation, as amended, of the Survivor, as in effect immediately prior to the effective time of the Merger, shall continue to be its Certificate of Formation until duly altered or amended. Copies of such Certificate of Formation and amendments thereto are attached hereto.

5.    Authorizations.

(a)     The Managing Member of Mid Rivers Mall and Mid Rivers Land II is hereby authorized to do or to authorize any and all acts and things as provided for in the Plan and to do and authorize such further acts and things as it may deem necessary or desirable to carry out the purposes of the Plan, including the execution and filing of all such certificates, documents, information, returns and other papers which may be necessary or appropriate to effectuate the Merger of Mid Rivers Mall and Mid Rivers Land II with and into the Survivor in accordance with the law.

(b)     The sole member and Chief Manager of the Survivor is hereby authorized to do and to authorize any and all acts and things as provided for in the Plan and to do and authorize such further acts and things as it may deem necessary or desirable to carry out the purposes of the Plan, including the execution and filing of all such certificates, documents, information, returns and other papers which may be necessary or appropriate to effectuate the Merger of Mid Rivers Mall and Mid Rivers Land II with and into the Survivor in accordance with the law.

In witness whereof, the parties have executed this Agreement and Plan of Merger as of the day first above written.

MID RIVERS MALL LLC, a Delaware limited liability company

By:	CBL/SubREIT, Inc., a Maryland corporation, its sole and managing member

By: /s/ Farzana K. Mitchell
Name:	Farzana K. Mitchell
Title:	Executive Vice President - Finance

MID RIVERS LAND LLC II, a Delaware limited liability company

By:	CBL/SubREIT, Inc., a Maryland corporation, its sole and managing member

By: /s/ Farzana K. Mitchell
Name:	Farzana K. Mitchell
Title:	Executive Vice President - Finance

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MID RIVERS LAND LLC, a Delaware limited liability company

By:	CBL/SubREIT, Inc., a Maryland corporation, its sole member and Chief Manager

By: /s/ Farzana K. Mitchell
Name:	Farzana K. Mitchell
Title:	Executive Vice President - Finance

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ASSIGNMENT OF MEMBERSHIP INTERESTS

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, CBLSubREIT, Inc. (“Assignor”) does hereby, this 30th day of December, 2014, as a liquidating distribution, assign, transfer and convey to SubREIT Investor Boston General Partnership, a Maryland general partner (“Assignee”), the membership interests (the “Interests”) described on Schedule A attached hereto and made a part hereof, standing in the name of the Assignor on the books of Mid Rivers Land LLC, a Delaware limited liability company (the “Company”), together with any and all right, title and interest in any property, both real and personal, to which the Interests relate and any other rights, privileges and benefits appertaining thereto.

This Assignment is made subject to all of the terms and conditions of the Amended and Restated Limited Liability Agreement of Mid Rivers Land LLC dated October 16, 2007, and any amendments thereto (the “LLC Agreement”), and Assignee, by execution of this Assignment, agrees to abide by and be bound by all of the terms and conditions of the LLC Agreement, as now in effect or hereafter amended, in the place and stead of Assignor.

Assignor represents and warrants to Assignee and to the other Members of the Company as follows:

(i)     Organization: Power: Authorization. Assignor is duly organized, validly existing and in good standing under the laws of the State of its organization. The execution and delivery of this Assignment by Assignor, and the performance by Assignor of its obligations under this Assignment (a) are within the power of Assignor; and (b) have been duly authorized by all corporate action, partnership action and/or company action on the part of all of the constituent partners, officers and/or directors and/or members and/or stockholders of Assignor.

(ii)     Title To Interests. Assignor has good, marketable and unencumbered title to the Interests. The Interests have not otherwise been conveyed, sold, transferred, encumbered, pledged, hypothecated or assigned.

(iii)     Enforceability. The persons executing this Assignment on behalf of the Assignor are authorized to do so and this Assignment, when executed and delivered by Assignor, will constitute a legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with its terms.

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IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.

ASSIGNOR:

CBL SUBREIT, INC.

By:	/s/ Jeffery V. Curry

Name:	Jeffery V. Curry
Title:	Chief Legal Officer

ACCEPTANCE

The Assignee hereby accepts the foregoing assignment of the Interests and agrees to be bound by and subject at all times to all of the terms and conditions of the LLC Agreement as now in effect or hereafter amended, which LLC Agreement is incorporated herein by reference.

DATED as of the date first above written.

ASSIGNEE:

SUBREIT INVESTOR-BOSTON GENERAL PARTNERSHIP

By: SUBREIT INVESOR-BOSTON GP I, LLC, its general partner

By:	/s/ Jeffery V. Curry

Name:	Jeffery V. Curry
Title:	Chief Legal Officer

SCHEDULE A

A 100% membership interest in Mid Rivers Land LLC, a Delaware limited liability company.

ASSIGNMENT OF MEMBERSHIP INTERESTS

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, SubREIT Investor Boston GP I, LLC, a Maryland limited liability company (“Assignor”), does hereby, this 30th day of December, 2014, as a liquidating distribution to its sole member, assign, transfer and convey to CBL & Associates Limited Partnership, a Delaware limited partnership (“Assignee”), the membership interests (the “Interests”) described on Schedule A attached hereto and made a part hereof, standing in the name of the Assignor on the books of Mid Rivers Land LLC, a Delaware limited liability company (the “Company”), together with any and all right, title and interest in any property, both real and personal, to which the Interests relate and any other rights, privileges and benefits appertaining thereto.

This Assignment is made subject to all of the terms and conditions of the Amended and Restated Limited Liability Agreement of Mid Rivers Land LLC dated October 16, 2007, and any amendments thereto (the “LLC Agreement”), and Assignee, by execution of this Assignment, agrees to abide by and be bound by all of the terms and conditions of the LLC Agreement, as now in effect or hereafter amended, in the place and stead of Assignor.

Assignor represents and warrants to Assignee and to the other Members of the Company as follows:

(i)    Organization; Power; Authorization. Assignor is duly organized, validly existing and in good standing under the laws of the State of its organization. The execution and delivery of this Assignment by Assignor, and the performance by Assignor of its obligations under this Assignment (a) are within the power of Assignor; and (b) have been duly authorized by all corporate action, partnership action and/or company action on the part of all of the constituent partners, officers and/or directors and/or members and/or stockholders of Assignor.

(ii)    Title To Interests. Assignor has good, marketable and unencumbered title to the Interests. The Interests have not otherwise been conveyed, sold, transferred, encumbered, pledged, hypothecated or assigned.

(iii)    Enforceability. The persons executing this Assignment on behalf of the Assignor are authorized to do so and this Assignment, when executed and delivered by Assignor, will constitute a legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with its terms.

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IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.

ASSIGNOR:

SUBREIT INVESTOR-BOSTON GP I, LLC

By:	CBL & Associates Limited Partnership, its sole member

By:	CBL Holdings, I, Inc., its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

ACCEPTANCE

The Assignee hereby accepts the foregoing assignment of the Interests and agrees to be bound by and subject at all times to all of the terms and conditions of the LLC Agreement as now in effect or hereafter amended, which LLC Agreement is incorporated herein by reference,.

DATED as of the date first above written.

ASSIGNEE:

CBL & ASSOCIATES LIMITED PARTNERSHIP

By:	CBL Holdings, I, Inc., its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

SCHEDULE A

A 90% membership interest in Mid Rivers Land LLC, a Delaware limited liability company.

ASSIGNMENT OF MEMBERSHIP INTERESTS

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, as a liquidating distribution to its limited partner, SubREIT Investor Boston General Partnership, a Maryland general partnership (“Assignor”), does hereby, this 30th day of December, 2014, as a liquidating distribution to its limited partner, assign, transfer and convey to CBL & Associates Limited Partnership, a Delaware limited partnership (“Assignee”), the membership interests (the “Interests”) described on Schedule A attached hereto and made a part hereof, standing in the name of the Assignor on the books of Mid Rivers Land LLC, a Delaware limited liability company (the “Company”), together with any and all right, title and interest in any property, both real and personal, to which the Interests relate and any other rights, privileges and benefits appertaining thereto.

This Assignment is made subject to all of the terms and conditions of the Amended and Restated Limited Liability Agreement of Mid Rivers Land LLC dated October 16, 2007, and any amendments thereto (the “LLC Agreement”), and Assignee, by execution of this Assignment, agrees to abide by and be bound by all of the terms and conditions of the LLC Agreement, as now in effect or hereafter amended, in the place and stead of Assignor.

Assignor represents and warrants to Assignee and to the other Members of the Company as follows:

(i)    Organization; Power; Authorization. Assignor is duly organized, validly existing and in good standing under the laws of the State of its organization. The execution and delivery of this Assignment by Assignor, and the performance by Assignor of its obligations under this Assignment (a) are within the power of Assignor; and (b) have been duly authorized by all corporate action, partnership action and/or company action on the part of all of the constituent partners, officers and/or directors and/or members and/or stockholders of Assignor.

(ii)    Title To Interests. Assignor has good, marketable and unencumbered title to the Interests. The Interests have not otherwise been conveyed, sold, transferred, encumbered, pledged, hypothecated or assigned.

(iii)    Enforceability. The persons executing this Assignment on behalf of the Assignor are authorized to do so and this Assignment, when executed and delivered by Assignor, will constitute a legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with its terms.

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IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.

ASSIGNOR:

SUBREIT INVESTOR-BOSTON GENERAL PARTNERSHIP

By:	SubREIT Investor-Boston GP I, LLC, its general partner

By:	CBL & Associates Limited Partnership, its sole member

By:	CBL Holdings, I, Inc., its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

ACCEPTANCE

The Assignee hereby accepts the foregoing assignment of the Interests and agrees to be bound by and subject at all times to all of the terms and conditions of the LLC Agreement as now in effect or hereafter amended, which LLC Agreement is incorporated herein by reference,.

DATED as of the date first above written.

ASSIGNEE:

CBL & ASSOCIATES LIMITED PARTNERSHIP

By:	CBL Holdings, I, Inc., its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

SCHEDULE A

A 10% membership interest in Mid Rivers Land LLC, a Delaware limited liability company.

ASSIGNMENT OF MEMBERSHIP INTERESTS

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, SubREIT Investor-Boston General Partnership, a Maryland limited partnership (“Assignor”), as a liquidating distribution to its general partner, does hereby, this 30th day of December, 2014, assign, transfer and convey to SubREIT Investor-Boston GP I, LLC, a Maryland limited liability company (“Assignee”), the membership interests (the “Interests”) described on Schedule A attached hereto and made a part hereof, standing in the name of the Assignor on the books of Mid Rivers Land LLC, a Delaware limited liability company (the “Company”), together with any and all right, title and interest in any property, both real and personal, to which the Interests relate and any other rights, privileges and benefits appertaining thereto.

This Assignment is made subject to all of the terms and conditions of the Amended and Restated Limited Liability Agreement of Mid Rivers Land LLC dated October 16, 2007, and any amendments thereto (the “LLC Agreement”), and Assignee, by execution of this Assignment, agrees to abide by and be bound by all of the terms and conditions of the LLC Agreement, as now in effect or hereafter amended, in the place and stead of Assignor.

Assignor represents and warrants to Assignee and to the other Members of the Company as follows:

(i)     Organization; Power; Authorization. Assignor is duly organized, validly existing and in good standing under the laws of the State of its organization. The execution and delivery of this Assignment by Assignor, and the performance by Assignor of its obligations under this Assignment (a) are within the power of Assignor; and (b) have been duly authorized by all corporate action, partnership action and/or company action on the part of all of the constituent partners, officers and/or directors and/or members and/or stockholders of Assignor.

(ii)     Title To Interests. Assignor has good, marketable and unencumbered title to the Interests. The Interests have not otherwise been conveyed, sold, transferred, encumbered, pledged, hypothecated or assigned.

(iii)     Enforceability. The persons executing this Assignment on behalf of the Assignor are authorized to do so and this Assignment, when executed and delivered by Assignor, will constitute a legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with its terms.

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IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.

ASSIGNOR:

SUBREIT INVESTOR-BOSTON GENERAL
PARTNERSHIP

By:	SubREIT Investor-Boston GP I, LLC, its
general partner

By:	CBL & Associates Limited Partnership, its
sole member

By:	CBL Holdings, I, Inc., its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

ACCEPTANCE

The Assignee hereby accepts the foregoing assignment of the Interests and agrees to be bound by and subject at all times to all of the terms and conditions of the LLC Agreement as now in effect or hereafter amended, which LLC Agreement is incorporated herein by reference,.

DATED as of the date first above written.

ASSIGNEE:

SUBREIT INVESTOR-BOSTON GP I, LLC

By:	CBL & Associates Limited Partnership, its
sole member

By:	CBL Holdings, I, Inc., its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

SCHEDULE A

A 90% membership interest in Mid Rivers Land LLC, a Delaware limited liability company.

MODIFICATION NO. ONE TO AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

MID RIVERS LAND LLC

THIS MODIFICATION NO. ONE TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT is made and entered into to be effective as of December 30, 2014 (this “Amendment”), by CBL & Associates Limited Partnership, a Delaware limited partnership, as the sole member of the Company (herein referred to as the “Member”).

W I T N E S S E T H:

WHEREAS, Mid Rivers Land LLC, a Delaware limited liability company (the “Company”) is governed by that certain Amended and Restated Limited Liability Company Agreement dated as of October 16, 2007 (the “Agreement”); and

WHEREAS, as permitted in Article VIII of the Agreement, Member desires to remove the current Chief Manager and Secretary of the Company and to appoint a new Chief Manager and Secretary of the Company; and

WHEREAS, Member desires to modify the Agreement to memorialize the appointment of the new Chief Manager and Secretary.

NOW, THEREFORE, Member does hereby modify the Agreement as follows:

1.     In accordance with Section 8.1 of the Agreement, Member hereby confirms the appointment of the Chief Manager and Secretary set forth on Exhibit “B” hereto as the successor Chief Manager and Secretary of the Company.

2.     Exhibit “B” to the Agreement is hereby modified and amended by substituting Exhibit “B” attached hereto.

3.     Except as herein modified, the Agreement shall remain in full force and effect.

4.     Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Agreement.

IN WITNESS WHEREOF, this Agreement is executed effective as of the date first set forth above.

MEMBER:

CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership

By:	CBL Holdings I, Inc., its sole general partner

By: /s/	Jeffery V. Curry
Jeffery V. Curry, Chief Legal Officer

AWA Legal

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EXHIBIT “B”

TO

MODIFICATION NO. ONE TO AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

MID RIVERS LAND LLC

Managers

Chief Manager:	CBL & Associates Limited Partnership

Secretary:	CBL Holdings I, Inc.

Assistant Secretaries:	Deborah F. Bell
Candace Carter
Catherine M. Cook
June Durham
Christine Greeson
Brad Hendrix
Michael Herman
.	Stanley Hildebrand
Mildred W. Hooper
Elizabeth A. Long
Janet L. Overman
Denise Postelle
Chris Price
Sue Roman
Charles Sereebutra
Yvette L. Wing
John K. Culpepper
Ronald I. Feldman
Benjamin P. Harper
James D. Henderson

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